                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

          __________________________________________________________

                          SANDY SPRING BANCORP, INC.
                             17801 Georgia Avenue
                            OLNEY, MARYLAND  20832
                                (301) 774-6400



                                March 15, 1999


Dear Shareholder:

     We invite you to attend the 1999 Annual Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Wednesday, April 14, 1999 at 3:00 p.m.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results for 1998.

     YOUR VOTE IS IMPORTANT. On behalf of the Board of Directors, we urge you to
     ----------------------
sign, date, and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     If you have any questions, please call Marjorie S. Holsinger, Corporate Secretary, at (301) 774-6400.

     Thank you for the cooperation and continuing support you have given this institution.

                                   Sincerely,


                                   /S/ HUNTER R. HOLLAR


                                   Hunter R. Hollar
                                   President and Chief Executive Officer

          __________________________________________________________

                          SANDY SPRING BANCORP, INC.
                             17801 GEORGIA AVENUE
                            OLNEY, MARYLAND  20832
                                (301) 774-6400

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 14, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") will be held on Wednesday, April 14, 1999, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland.

     A Proxy and a Proxy Statement for the Annual Meeting and the 1998 Annual Report to Shareholders are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     (1)  The election of four directors of Bancorp;

     (2)  The approval of the Sandy Spring Bancorp 1999 Stock Option Plan; and

     (3) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 4, 1999 as the record date for determination of the shareholders entitled to vote at the Annual Meeting. Only holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to conduct the election of directors or to approve other business properly before the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Bancorp.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                   By Order of the Board of Directors

                                   /S/ MARJORIE S. HOLSINGER

                                   Marjorie S. Holsinger
                                   Corporate Secretary

Olney, Maryland
March 15, 1999

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THIS ENVELOPE IS MAILED IN THE UNITED STATES.

                          SANDY SPRING BANCORP, INC.
                             17801 GEORGIA AVENUE
                            OLNEY, MARYLAND  20832
                                (301) 774-6400
                             ____________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 14, 1999
                              __________________

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandy Spring Bancorp, Inc. ("Bancorp"") to be used at the 1999 Annual Meeting of Shareholders, to be held on Wednesday, April 14, 1999, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed on or about March 15, 1999 to shareholders of record as of the close of business on March 4, 1999.

     If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the form. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR PROPOSAL 1 TO ELECT THE FOUR NOMINEES OF BANCORP'S BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSAL 2 TO APPROVE THE SANDY SPRING 1999 STOCK OPTION PLAN. Proxies marked as abstentions and shares held in street name that have been designated by brokers on proxies as not voted will not be counted as votes cast, but will be counted for purposes of determining a quorum at the Annual Meeting. Bancorp does not know of any other matters that are to come before the Annual Meeting except for incidental, procedural matters. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each proxy on such matters as determined by a majority of the Board of Directors.

     The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Corporate Secretary of Bancorp, Marjorie S. Holsinger, a written notice of revocation; by delivering to Bancorp a duly executed proxy bearing a later date; or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by Bancorp. In addition to the solicitation of proxies by mail, Bancorp also may solicit proxies personally or by telephone or telegraph through its directors, officers and regular employees. Bancorp also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

     The securities that can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share (the "Common Stock"), of Bancorp. Each share entitles its owner to one vote on all matters. The close of business on March 4, 1999 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 2,400 record holders of the Common Stock as of that record date. The number of shares outstanding on March 4, 1999 was 9,575,492. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

     A copy of the Annual Report to Shareholders for the year ended December 31, 1998 accompanies this Proxy Statement. BANCORP IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS YEAR ENDED DECEMBER 31, 1998 WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THIS ANNUAL REPORT ON FORM 10-K BY WRITING MARJORIE S. HOLSINGER, CORPORATE SECRETARY, AT SANDY SPRING BANCORP, INC., 17801 GEORGIA AVENUE, OLNEY, MARYLAND 20832.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 4, 1999, with respect to the shares of Common Stock beneficially owned by each director continuing in office and nominee for director of Bancorp, by certain executive officers of Bancorp and by all directors and executive officers of Bancorp as a group. This information is based upon the most recent report of beneficial ownership of securities filed with the Securities and Exchange Commission. To the knowledge of management, no person beneficially owns more than 5% of the outstanding shares of Common Stock.

                                             AMOUNT AND        PERCENT OF
                                        NATURE OF BENEFICIAL  COMMON STOCK
    NAME                                 OWNERSHIP(1)(2)(3)    OUTSTANDING
    ----                                 ------------------    -----------
John Chirtea                                    18,520               *
Susan D. Goff                                      437               *
Solomon Graham                                   4,769               *
Gilbert L. Hardesty                              2,000               *
Joyce R. Hawkins                                34,552               *
Hunter R. Hollar                                44,461               *
Thomas O. Keech                                 70,446               *
Charles F. Mess                                  5,916               *
Robert L. Mitchell                              11,000               *
Robert L. Orndorff, Jr.                        105,167            1.10%
David E. Rippeon                                 7,677               *
Lewis R. Schumann                               57,756               *
W. Drew Stabler                                 34,877               *
James H. Langmead                               10,795               *
Lawrence T. Lewis                               23,864               *
Stanley L. Merson                               26,337               *
Frank H. Small                                  10,522               *

All directors and executive officers
  as a group (19 persons)                      490,030            5.07%

-------------------

*    Less than 1% of Bancorp's outstanding Common Stock.

(1) Under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting or investment power within 60 days of March 4, 1999. Includes 85,832 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 4, 1999, of which Hunter R. Hollar, James H. Langmead, Lawrence T. Lewis, Stanley L. Merson, and Frank H. Small ("Named Executive Officers") hold options to purchase 37,000 shares, 9,000 shares, 5,500 shares, 19,000 shares, and 6,000 shares of Common Stock, respectively. Executive officers who are not Named Executive Officers hold options for 9,332 shares. Also includes 481 shares, 880 shares, 624 shares, 2,716 shares, and 1,522 shares of Common Stock owned by Mr. Hollar, Mr. Langmead, Mr. Lewis, Mr. Merson, and Mr. Small, respectively, and 6,496 shares of Common Stock owned by executive officers who are not Named Executive Officers, as participants in Bancorp's Cash and Deferred Profit Sharing Plan.

(2) Includes shares owned directly by directors and executive officers of Bancorp as well as shares held by their spouses and minor children and trusts of which certain directors are trustees. Also includes 51,656 shares held by a trust for which Mr. Schumann is trustee, but in which he has no pecuniary interest.

(3) Fractional shares resulting from participation in the dividend reinvestment plan have been rounded to the nearest whole share.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

     The Board of Directors has set the total number of directors at thirteen, in accordance with Bancorp's Articles of Incorporation and Bylaws. Bancorp's Articles of Incorporation divide the directors into three classes, as nearly equal in number as possible. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting a total of four director-nominees will be elected for three-year terms. With respect to the election of directors, each shareholder of record on the record date is entitled to one vote for each share of Common Stock held. A plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a director.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth the names of the Board of Directors' four nominees for election as directors. Also shown is certain other information, some of which has been obtained from Bancorp's records and some of which has been supplied by the nominees and continuing directors, with respect to their principal occupations during the past five years, their ages at December 31, 1998, the periods during which they have served as directors, and the positions they currently hold with Bancorp. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the four nominees listed below for terms of three years, unless otherwise directed by the shareholder. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as director. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW AS A DIRECTOR OF BANCORP.

                                                             MEMBER          TERM
                                      POSITION(S) HELD      OF BOARD       CURRENTLY
NAME                             AGE    WITH BANCORP        SINCE/(1)/      EXPIRES
----                             ---  ----------------      ---------      ---------
                                 DIRECTOR-NOMINEES FOR TERMS TO EXPIRE AT
                                        THE 2002 ANNUAL MEETING

John Chirtea                     61   Director                 1990            1999

Joyce R. Hawkins                 65   Director                 1995            1999

Hunter R. Hollar                 50   President, Chief         1990            1999
                                      Executive Officer and
                                      Director

Thomas O. Keech                  65   Director                 1995            1999

                                                         MEMBER          TERM
                                    POSITION(S) HELD    OF BOARD       CURRENTLY
NAME                        AGE       WITH BANCORP      SINCE (1)       EXPIRES
----                        ---     ----------------    ---------      ---------
                                    CONTINUING DIRECTORS

Susan D. Goff               53      Director              1994           2000

Robert L. Mitchell          62      Director              1991           2000

Robert L. Orndorff, Jr.     42      Director              1991           2000

David E. Rippeon            49      Director              1997           2000

Solomon Graham              55      Director              1994           2001

Gilbert L. Hardesty         58      Director              1997           2001

Charles F. Mess             60      Director              1987           2001

Lewis R. Schumann           55      Director              1994           2001

W. Drew Stabler             61      Chairman of the       1986           2001
                                    Board of Directors

-------------------

(1) The Boards of Directors of Bancorp and its principal subsidiary, Sandy Spring National Bank (the "Bank"), are composed of the same persons. Includes term of office as a director of the Bank prior to the formation of Bancorp as the holding company for the Bank in January 1988.


     The principal occupation(s) and business experience of each nominee and director of Bancorp for the last five years are shown below.

DIRECTOR-NOMINEES:

     JOHN CHIRTEA is a real estate consultant who is retired from LCOR, a national real estate development company. In prior years, Mr. Chirtea was a partner in the Linpro Co., the predecessor company of LCOR.

     JOYCE R. HAWKINS is a realtor with Weichert Realtors.

     HUNTER R. HOLLAR is President and Chief Executive Officer of Bancorp and the Bank. From 1990 through 1993, Mr. Hollar served as President of Bancorp and President and Chief Operating Officer of the Bank.

     THOMAS O. KEECH retired as Vice President of Bancorp and Executive Vice President of the Bank effective December 31, 1995. Mr. Keech previously served as Vice President and Treasurer of Bancorp and Executive Vice President and Chief Financial Officer of the Bank.

CONTINUING DIRECTORS:

     SUSAN D. GOFF is President of M.D. IPA, Inc., a vice president of Optimum Choice, Inc., and a senior vice president of their parent holding company, Mid-Atlantic Medical Services, Inc., a health maintenance organization.

  ROBERT L. MITCHELL is President and Chief Executive Officer of C-I/Mitchell and Best Company, which is engaged in homebuilding and real estate development.

  ROBERT L. ORNDORFF, JR. is President of RLO Contractors, Inc., an excavating contractor.

  DAVID E. RIPPEON is President and Chief Executive Officer of Gaithersburg Farmers Supply, Inc., a tractor and equipment dealership.

  SOLOMON GRAHAM is founder, President, and Chief Executive Officer of Quality Biological, Inc., a medical technology firm providing reagents to research facilities.

  GILBERT L. HARDESTY is a retired bank executive, having served as President of Crestar Bank - Annapolis from June 1994 to June 1997 and as President of Annapolis Federal Savings Bank from April 1986 to June 1994.

  CHARLES F. MESS, M.D. is in the practice of general orthopedics.

  LEWIS R. SCHUMANN is a partner in the law firm of Miller, Miller and Canby, Chtd.

  W. DREW STABLER is a partner in Pleasant Valley Farm, a crop and livestock operation.

CORPORATE GOVERNANCE AND OTHER MATTERS

  During 1998, each of Bancorp's and the Bank's Boards of Directors held 12 regular meetings.

  The average attendance was 92% for meetings of Bancorp's and the Bank's Boards of Directors. All incumbent directors attended 75% or more of the aggregate of
(a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which they served during the period of their service during the year.

  Bank directors who are not employed by the Bank receive an annual retainer of $4,000 and fees of $400 ($500 for the Chairman) for attendance at each meeting of the Board of Directors, $400 for each Executive Committee meeting, and $300 for other committee meetings. Bancorp directors who are not employed by Bancorp do not receive any additional compensation except for fees of $400 ($500 in the case of the Chairman) for attendance at each meeting of the Board of Directors not held in conjunction with a meeting of the Bank's Board of Directors and except for fees of $300 for each meeting of the Audit and Nominating Committees. Directors of Sandy Spring Mortgage Corporation who are not employed by Bancorp or any of its subsidiaries receive fees of $300 for each meeting of its Board.

  Directors of the Bank are eligible to defer all or a portion of their fees under Director Fee Deferral Agreements between the Bank and individual directors. Amounts deferred accrue interest at the prime rate. Except in the case of death or financial emergency, deferred fees and accrued interest are payable only following termination of a director's service on the board. The Director Fee Deferral Agreements also provide for benefits that may exceed deferred fees and accrued interest in the event a party dies while a director of the Bank, but only to the extent the Bank owns an insurance policy in effect on the director's life at the time of death that pays a greater amount than the total of deferred fees and accrued interest.

  Bancorp's Board of Directors has standing Audit and Nominating Committees.
The Bank has a standing Human Resources Committee that performs the functions of a compensation committee. The functions, composition, and number of meetings for these committees in 1998 were as follows:

  AUDIT COMMITTEE - The Audit Committee is composed of John Chirtea, Chairman, Solomon Graham, Gilbert L. Hardesty, Joyce R. Hawkins, Thomas O. Keech, and David E. Rippeon. The Audit Committee, whose members are neither officers nor employees of Bancorp or the Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, reviews the activities of the Bank's Compliance Council, reviews the annual report to shareholders and Form 10-K on behalf of the Board and monitors internal controls for financial reporting. During 1998, six meetings were held.

  NOMINATING COMMITTEE - The Nominating Committee is composed of W. Drew Stabler, Chairman, Hunter R. Hollar, John Chirtea, Solomon Graham, and Charles
F. Mess. The Nominating Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. While the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations by Bancorp's shareholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholder Proposals." During 1998, no meetings were held.

  HUMAN RESOURCES (COMPENSATION) COMMITTEE - The Human Resources Committee is composed of Robert L. Orndorff, Jr., Chairman, John Chirtea, Susan D. Goff, Charles F. Mess, Robert L. Mitchell, and W. Drew Stabler. The Human Resources Committee recommends salaries and other compensation for executive officers, conducts an annual review of the salary budget, considers other compensation plans and makes recommendations to the Board, deals with matters of personnel policy and, with the Stock Option Committee, administers the 1992 and 1982 Stock Option Plans. During 1998, two meetings were held.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and noncash compensation for each of the last three years awarded to or earned by (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of Bancorp whose salary and bonus earned in 1998 exceeded $100,000 (the "Named Executive Officers").

                                                                 Long-Term
                                                                Compensation
                                                               --------------
Name and Principal                  Annual Compensation         Stock Option         All Other
                                    -------------------
 Position in 1998                   Year    Salary    Bonus   Grants (Shares)/(1)/   Compensation/(2)/
------------------                  ----   --------  -------  --------------------   -----------------
Hunter R. Hollar                     1998  $224,750  $80,536         3,000                $4,960
  President and Chief Executive      1997   203,885   31,658         6,000                 6,896
  Officer of Bancorp and the Bank    1996   185,223   33,381         3,000                 9,959

James H. Langmead                    1998   137,025   46,674         1,500                 4,241
  Vice President and Treasurer       1997   119,473   17,443         3,000                 5,149
  of Bancorp and Executive Vice      1996   107,692   19,423         1,500                 5,795
  President and Chief Financial
  Officer of the Bank

Lawrence T. Lewis                    1998   136,500   46,482         1,500                 4,223
  Executive Vice President           1997   118,000   17,227         3,000                 5,086
  of the Bank                        1996   105,769   31,760(3)      3,000                 3,838

Stanley L. Merson                    1998   122,375   40,435         1,500                 3,788
  Senior Vice President              1997   111,254   16,244         3,000                 4,795
  of the Bank and                    1996    97,115   17,491         1,500                 5,218
  President, Sandy Spring
  Mortgage Corporation

Frank H. Small                       1998   120,450   41,038         1,500                 3,729
  Executive Vice President           1997   105,342   15,380         3,000                 3,027
  of the Bank                        1996    92,485   16,666         1,500                 3,315

(1) Share amounts adjusted to give retroactive effect to a 2-for-1 stock split declared on January 28, 1998.
(2) Amounts shown in this column pertain to deferred compensation under Bancorp's Cash and Deferred Profit Sharing Plan. The amount of indirect compensation in the form of personal benefits received in 1998 by Messrs. Hollar, Langmead, Lewis, Merson and Small did not exceed 10% of the annual compensation paid to each such executive officer.
(3) Includes a $15,000 bonus paid to Mr. Lewis upon the commencement of his employment.

  STOCK OPTION PLANS. Bancorp maintains stock option plans to attract, retain, and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. The Board of Directors also has adopted a new stock option plan, which is intended to replace the plan adopted in 1992. (See Proposal 2, Approval of the Sandy Spring Bancorp 1999 Stock Option Plan, on page 14.) The following information has been adjusted to give retroactive effect to a 2-for-1 stock split declared on January 28, 1998.

  The 1992 Stock Option Plan (the "1992 Option Plan"), which was approved by the shareholders at the 1992 Annual Meeting of Shareholders, authorizes the issuance of up to 540,000 shares of Common Stock, subject to certain adjustments for changes in Bancorp's capital structure. The 1992 Option Plan has a term of 10 years from its effective date (January 1, 1992) after which date no stock options may be granted. As of March 4, 1999, options for 129,800 shares were outstanding under the 1992 Option Plan. The 1992 Option Plan replaced a plan adopted in 1982 (the "1982 Option Plan"), which was terminated except with respect to options that were outstanding on the plan's termination date. As of March 4, 1999, options for 12,000 shares were outstanding under the 1982 Option Plan. The 1992 Option Plan and the 1982 Option Plan are referred to below as the "Option Plans."

  The Option Plans provide for the grant of "incentive options" as defined in
Section 422 of the Code. The 1992 Option Plan also provides for the grant of "non-incentive options" to officers and other employees on terms and conditions established by the Stock Option Committee, which administers the Option Plans. The Stock Option Committee is comprised of all disinterested (outside) directors (i.e., all directors other than Mr. Hollar).

  Options have been granted under the Option Plans only to key employees of Bancorp and its subsidiaries. Under the Option Plans, the maximum option term is 10 years from the date of grant. Options granted under the Option Plans prior to 1996 were immediately exercisable upon grant. Options granted in 1996 and 1997 under the 1992 Plan were first exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Common Stock, or a combination of both. The Stock Option Committee has the discretion when making a grant of stock options under the 1992 Plan to impose restrictions on the shares to be purchased in exercise of such options.

  The Committee also has the authority to cancel stock options outstanding under the 1992 Option Plan with the consent of the optionee and to grant new options at a lower exercise price in the event that the fair market value of the Common Stock at any time prior to the exercise of the outstanding stock options falls below the exercise price of such option.

                             OPTION GRANTS IN 1998
                             ---------------------

  The following table contains information concerning the grant of stock options under the Option Plans to the Chief Executive Officer and each of the other Named Executive Officers. The Option Plans do not provide for the grant of stock appreciation rights.

                                      Individual Grants                              Potential Realizable
                     -----------------------------------------------
                                      % of Total                                       Value at Assumed
                        Options         Options        Exercise                      Annual Rates of Stock
                        Granted       Granted to          or                          Price Appreciation
                        (Number        Employees      Base Price        Expiration      for Option Term
                                                                                    -----------------------
Name                 of Shares)(1)     in Year     ($ per Share)(2)        Date          5%          10%
----                 -------------    ----------   -----------------    ----------    -------     --------
Hunter R. Hollar         3,000             9.9%           $30.50        12/16/2008    $57,544     $145,827
James H. Langmead        1,500             5.0             30.50        12/16/2008     28,772       72,914
Lawrence T. Lewis        1,500             5.0             30.50        12/16/2008     28,772       72,914
Stanley L. Merson        1,500             5.0             30.50        12/16/2008     28,772       72,914
Frank H. Small           1,500             5.0             30.50        12/16/2008     28,772       72,914

_______________
(1) Options granted during 1998 that were exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant.
(2) In each case, the exercise price was equal to the fair market value of the Common Stock on the date of grant.

                        AGGREGATED OPTION EXERCISES IN
                        1998 AND YEAR END OPTION VALUES
                        -------------------------------

  The following table sets forth information concerning the exercise of options by a Named Executive Officer during 1998 and the value of options held by the Chief Executive Officer and the other Named Executive Officers at December 31, 1998.

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                        Unexercised Options       In-the-Money
                                                                            at Year End              Options
                                                                        -------------------
                                                                                                 at Year End/(1)/
                                                                                                 ---------------
                         Shares Acquired                                   Exercisable/
                           on Exercise                                     Unexercisable          Exercisable/
Name                    (Number of Shares)       Value Realized/(1)/    (Number of Shares)        Unexercisable
----                   -------------------       -------------------    ------------------    --------------------
Hunter R. Hollar                  -                   $     -             37,000 /   4,000     $616,605 / $10,220
James H. Langmead                 -                         -              9,000 /   2,000      107,955 /   5,110
Lawrence T. Lewis                 -                         -              5,500 /   2,000       48,868 /   5,110
Stanley L. Merson                 -                         -             19,000 /   2,000      314,165 /   5,110
Frank H. Small                3,000                    58,500              6,000 /   2,000       54,330 /   5,110

____________
(1) The difference between the fair market value of the underlying securities at exercise or year-end and the exercise or base price.

                              PENSION PLAN TABLE
                              ------------------

  The table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years-of-service categories if such retirement had occurred on December 31, 1998. The benefits listed are provided on a 10-year certain-and-life basis and are not subject to deduction for Social Security or other offset amounts.

Highest 5-Year                            Years of Credited Service at Retirement
                                          ---------------------------------------
Average Earnings          15        20       25      30       35     40 and above
----------------        -------  -------  -------  -------  -------  ------------
      $25,000           $ 5,625  $ 7,500  $ 9,375  $11,250  $13,125       $15,000
       75,000            16,875   22,500   28,125   33,750   39,275        45,000
      125,000            28,125   37,500   46,875   56,250   65,625        75,000
      150,000            33,750   45,000   56,250   67,500   78,750        90,000
      160,000 and more   36,000   48,000   60,000   72,000   84,000        96,000

  Earnings covered by the Pension Plan are total wages, including elective pre-tax contributions under Section 401(k) of the Internal Revenue Code, overtime pay, bonuses, and other cash compensation, which for the named executives correspond, in general, to the total of the amounts in the "Salary" and "Bonus" columns in the Summary Compensation Table, up to a total of $160,000. Benefits are computed on a monthly basis at the rate of 1.5% of highest five-year average monthly earnings multiplied by years of service up to 40 years for eligible persons retiring at age 65. Early retirement is also permitted by the Pension Plan at age 55 after at least 10 years of service. As of February 26, 1999, Bancorp's executive officers shown in the compensation table had accumulated the following years of credited service toward retirement: Mr. Hollar - 8 years, Mr. Langmead - 7 years, Mr. Lewis - 3 years, Mr. Merson - 16 years, and Mr. Small - 8 years.

  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENTS. The Bank, upon the recommendation of the Human Resources Committee, has entered into individual Supplemental Executive Retirement Agreements ("SERA's") with certain executives of the Bank, including Mr. Hollar and each of the Named Executive Officers. The SERAs are designed to provide certain post-retirement benefits to enable a targeted level of covered retirement income to be met and to provide certain pre-retirement death and disability benefits should the executive die or become disabled prior to retirement age. The annual post-retirement deferred compensation benefit is designed to replace between 65% and 70% of the executive's projected final average pay at retirement date in conjunction with the Bank's Pension Plan and Deferred Profit Sharing Plan, Social Security retirement benefits, and any benefits payable to the executive under a prior employer's pension plan. Normal retirement benefits are payable in equal monthly payments over 15 years or until the death of the executive, whichever is longer. Using a 70% income replacement target for Mr. Hollar, an annual amount of $258,850 per year has been projected to be paid over a 15-year period at age
65. Executives who reach age sixty with ten years of service are eligible for reduced benefits upon early retirement, payable over 15 years. Reduced benefits also are available in the event of disability, voluntary termination, or termination by the Bank without just cause. Benefits payable by reason of the death of the executive are based upon accrued retirement benefits or, if greater, the approximate value of payments received by the Bank under insurance coverage obtained by the Bank on the executive's life, and are payable over 15 years.

  Change-in-Control Benefits. If within six months prior to, or two years after, a change-in-control, the Bank terminates the employment of an executive who is a party to a SERA without just cause, or the executive voluntarily terminates employment for good reason, the executive is eligible for normal retirement or early retirement benefits, at his or her election. These benefits are payable beginning at the retirement (or early retirement) age if the change in control has been approved by a majority of the directors of the Bank who were directors prior to the change in control, or otherwise beginning in the month following the executive's termination.

     EMPLOYMENT AGREEMENTS. In December 1990, Bancorp and the Bank entered into an Employment Agreement (the "1990 Agreement") with Hunter R. Hollar (the "Executive"). The Agreement provided for automatic one-year extensions on each January 1 after its initial term ended on December 31, 1993, provided that neither Bancorp nor Mr. Hollar had given written notice at least 90 days prior to a renewal date of intention not to renew the Agreement. The 1990 Agreement, as renewed, was in effect until January 30, 1997, when the 1990 Agreement was replaced with a new employment agreement (the "Agreement").

     The Boards of Directors of Bancorp and the Bank believe that the Agreement assures fair treatment of the Executive in relation to his career with Bancorp by assuring him of some financial security. The Agreement also protects the shareholders by encouraging the Executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the Executive's objectivity in considering any proposals to acquire Bancorp.

     The Agreement has an initial term of three years, and is subject to automatic one-year extensions of such term on each January 30, provided that neither Bancorp nor the Executive has given written notice at least 60 days prior to the renewal date of intention not to renew. The Agreement provides for the payment of cash and other benefits to the Executive, including a fixed salary, reviewed annually and subject to increase or decrease at the Board of Directors' discretion, provided that the salary may not be less than $190,000. The Executive also is entitled to participate in bonus and fringe benefit, incentive compensation, life insurance, medical, profit sharing and retirement plans, and to continued participation in a supplemental retirement arrangement. The Executive is entitled to reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club located in the Olney, Maryland area. With minor exceptions, the Agreement terminates, and there are no additional payments due under it, upon termination based upon death, retirement, or just cause (as defined) by Bancorp, or upon voluntary termination by the Executive without good reason (as defined). Upon termination for disability, the Executive is entitled to receive his salary through the term of the Agreement, reduced by payments under any disability plan maintained by Bancorp, plus regular employee benefits. Upon termination of the Executive without just cause by Bancorp, or with good reason by the Executive, the Executive is entitled to salary and bonuses for the remaining term of the Agreement, payable in a lump sum based upon prior year compensation levels. The Executive is prohibited from conflicts of interest, and must maintain the confidentiality of nonpublic information regarding Bancorp and its customers. The Executive also is bound by a covenant not to compete and not to interfere with other employees of Bancorp if the Executive is terminated for just cause, disability, or retirement or resigns without good reason.

     Change in Control Benefits. In the event of a change-in-control of Bancorp, the Executive is entitled to payment of certain benefits. If within six months prior to, or two years after, a change-in-control, Bancorp terminates the Executive's employment without good cause, or the Executive voluntarily terminates employment for good reason (as defined in the Agreement), then Bancorp, or its successor, is required to make a lump-sum cash payment to the Executive equal to 2.99 times the sum of the Executive's annual salary at the highest rate in effect during the preceding twelve months and bonuses for the preceding calendar year. The Executive also is entitled to continued participation for a three-year period in certain Bancorp-sponsored health and welfare plans. These payments and benefits, are limited, however, so as not to exceed the amount allowable as a deduction under Section 280G of the Internal Revenue Code. As of December 31, 1998, if a change-in-control had occurred and the Executive had terminated employment with good reason or had been terminated from employment without just cause, then $598,963 would have been payable to the Executive under the change-in-control provisions of the Agreement, after application of the limitations of Section 280G of the Code. Bancorp does not believe that payment of this amount would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.

     Agreements with Other Named Executive Officers. The other Named Executive Officers also entered into employment agreements with Bancorp. The material terms and conditions of each of these agreements are similar to those of the Current Agreement entered by Mr. Hollar, except that (a) each of them is for an initial term of two years, subject to annual renewal, and (b) the compensation and duties, and provisions relating to them, are different in each agreement. Under the agreements, the other Named Executive Officers are not entitled to club memberships or use of an automobile. The agreements call for the employment of Mr. Langmead, Mr. Lewis, Mr. Merson, and Mr. Small at Bancorp, the Bank and, with respect to Mr. Merson, Sandy Spring Mortgage Corporation, at minimum base salaries of $110,000, $110,000, $100,000, and $95,000, respectively.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     As members of the Human Resources Committee, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels and stock option grants for executive officers for consideration by the Boards of Directors of Bancorp and the Bank or their committees, as appropriate; and to administer various incentive plans of Bancorp and the Bank.

     Under the compensation policy of Bancorp, which is endorsed by the Human Resources Committee, compensation is paid based on both the executive officers' performance and the performance of the entire company. In assessing the performance of Bancorp and the Bank for purposes of compensation decisions, the Human Resources Committee considers a number of factors, including profits of Bancorp and the Bank during the past year relative to their profit plans, changes in the value of Bancorp's stock, reports of federal regulatory examinations of Bancorp and the Bank, growth, business plans for future periods, and regulatory capital levels. The Human Resources Committee assesses individual executive performance based upon the executive's responsibilities and the Committee's determination of the executive's contributions to the performance of Bancorp and the accomplishment of Bancorp's strategic goals. In assessing performance for purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 1998 salary levels of Bancorp's executive officers were established consistent with this compensation policy.

     Mr. Hollar became Chief Executive Officer of Bancorp and the Bank effective January 1, 1994. During 1998, the level of Mr. Hollar's annual salary was subject to the terms of an employment agreement with Bancorp and the Bank dated January 30, 1997. Under this agreement, Mr. Hollar's annual salary is reviewed annually and is subject to increase at the discretion of the Board of Directors.

     The Committee conducted a review of executive officer base compensation in March 1998. Changes in base compensation for 1998 were effective on April 1. In its review, the Committee determined that the performance of Mr. Hollar was excellent, based upon the 1997 financial performance of Bancorp, including the growth in assets, income, and capitalization during 1997; the financial performance trends for 1997 and the preceding four years, which include growth in assets, net operating income, and stockholders equity in each year; the results of confidential regulatory examinations; Bancorp's planned levels of financial performance for 1998; Mr. Hollar's continued involvement in community affairs in the communities served by Bancorp; and a general level of satisfaction with the management of Bancorp and its subsidiaries. As a result of this review, which included a comparison of Mr. Hollar's compensation with compensation paid to officers of comparable institutions, Mr. Hollar's salary was increased by $21,000 to $230,000.

     Executive officers of Bancorp and the Bank have been granted incentive stock options under Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain, and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the disinterested directors of Bancorp, has general responsibility for granting stock options to key employees and administering the plans. The Human Resources Committee recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. During 1998, incentive stock options for 30,300 shares were granted at an exercise price of $30.50 per share, including options for 3,000 shares granted to Mr. Hollar and 1,500 shares each granted to Mr. Langmead, Mr. Lewis, Mr. Merson, and Mr. Small.

     The Human Resources Committee recommends to the Board of Directors the amount to be contributed each year to the Bank's Cash and Deferred Profit Sharing Plan. Under this Plan, each participant receives an allocation based upon the participant's compensation for the year. Each executive officer of Bancorp participates in the Plan. In 1995, the Human Resources Committee adopted a formula to establish the amount of aggregate contribution to the profit sharing plan. This formula uses measures of loan and deposit growth, profitability, asset quality, and productivity ratios compared with those measures for the prior year and target levels established for the Bank. For 1998, the Human Resources Committee recommended, and the Board of Directors of the Bank approved, an aggregate contribution of approximately $412,169 or 3.1% of annual compensation of eligible participants, which was based upon the results of the formula.

     The Bank also awards quarterly cash bonuses to participants, including executive officers, based upon the performance of the Bank or business units, and annual bonuses for executive officers based solely on Bank performance, in each case using the formula described above. Performance bonuses of $80,536, $46,674, $46,482, $40,435, and $41,038 were awarded to Mr. Hollar, Mr. Langmead,
Mr. Lewis, Mr. Merson, and Mr. Small, respectively, in 1998.

     No member of the Human Resources Committee is a former or current officer or employee of Bancorp or the Bank.

March 4, 1999                         HUMAN RESOURCES COMMITTEE
                                      Robert L. Orndorff, Jr., Chairman
                                      John Chirtea
                                      Susan D. Goff
                                      Charles F. Mess
                                      Robert L. Mitchell
                                      W. Drew Stabler

                         STOCK PERFORMANCE COMPARISONS

     The following graph and table show the cumulative total return on the Common Stock of Bancorp over the last five years, compared with the cumulative total return of two broad stock market indexes, the Standard and Poor's 500 Index ("S&P 500") and the Nasdaq Stock Market Index (U.S. Companies), and two narrower indexes, the SNL $1-$5 Billion Bank Index and the Nasdaq Bank Stock Index. The cumulative total return on the stock or the index equals the total increase in value since December 31, 1993, assuming reinvestment of all dividends paid into the stock or the index. The graph and table were prepared assuming that $100 was invested on December 31, 1993 in the Common Stock and the securities included in the indexes.


                    [STOCK PERFORMANCE CHART APPEARS HERE]

----------------------------------------------------------------------------------------------------------------
                                                                 1993    1994    1995    1996    1997    1998
                                                                ------  ------  ------  ------  ------  ------
Bancorp                                                         $100.0  $127.7  $177.0  $165.4  $264.6  $325.2
S&P 500 Index                                                    100.0   101.3   139.4   171.3   228.4   293.7
SNL $1-$5 Billion Banks                                          100.0   105.3   141.6   183.5   306.1   305.4
Nasdaq Stock Market Index (U.S. Companies)                       100.0    97.8   138.3   170.0   208.6   293.2
Nasdaq Bank Stock Index                                          100.0    99.6   148.4   195.9   328.0   324.9
----------------------------------------------------------------------------------------------------------------

     Bancorp believes that comparisons to the Standard and Poor's 500 Index, or S&P 500, and the SNL $1-$5 Billion Bank index, are more meaningful than comparisons to the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Stock Index, because of their composition. The Company also believes that more complete and useful information is available for the S&P 500 and the SNL $1-$5 Billion Bank Index than for these Nasdaq indices. Bancorp does not plan to provide comparisons to the Nasdaq indexes in the future.

                TRANSACTIONS AND RELATIONSHIPS WITH MANAGEMENT

     Bancorp and the Bank have had in the past, and expect to have in the future, banking transactions with directors and executive officers in the ordinary course of business on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

     Director Lewis R. Schumann is a partner in the law firm of Miller, Miller and Canby, Chtd., which Bancorp and the Bank have retained during 1998 and expect to retain during the current year as corporate counsel. The law firm provides legal services on matters such as routine litigation, personnel policies and practices, customer account forms and issues, and Bank properties.

                     APPROVAL OF THE SANDY SPRING BANCORP
                            1999 STOCK OPTION PLAN
                                 (PROPOSAL 2)

     The Board of Directors has adopted the Sandy Spring Bancorp 1999 Stock Option Plan (the "Option Plan"), subject to approval by Bancorp's stockholders. Following is summary of the Option Plan. The Option Plan is attached as Exhibit A and should be consulted for additional information.

PURPOSE OF THE OPTION PLAN

     The purpose of the Option Plan is to advance the interests of Bancorp by providing directors and selected key employees of the Bank, Bancorp, and their affiliates with the opportunity to acquire shares of Bancorp's common stock. By encouraging stock ownership, Bancorp seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of Bancorp, the Bank, and their affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

     The Option Plan is intended to replace the Sandy Spring Bancorp 1992 Stock Option Plan (the "1992 Option Plan") upon this Option Plan's approval by shareholders of Bancorp. Options issued under the 1992 Option Plan will continue in effect and will be subject to the requirements of the 1992 Option Plan, but no new options will be granted under the 1992 Option Plan after this Option Plan is approved by shareholders. The 1992 Option Plan does not provide for grants of options to directors of Bancorp, the Bank, or their affiliates.

DESCRIPTION OF THE OPTION PLAN

     ADMINISTRATION. The Option Plan is administered by a committee (the "Committee") of at least three directors appointed by the Board of Directors. The Committee has the authority to select participants and to grant Options, to determine the form and content of Options granted under the Option Plan, and otherwise to administer and interpret the Option Plan. Decisions of the
Committee are final and conclusive.   Members of the Committee will be
indemnified to the full extent permissible under Bancorp's Articles of Incorporation and Bylaws in connection with any claims or other actions relating to any action taken under the Option Plan. At the date of this Proxy Statement, the Committee consists of all outside directors, that is, all directors other than Mr. Hollar.

     ELIGIBLE PERSONS; TYPES OF OPTIONS. The Committee may grant stock options ("Options") under the Option Plan to directors and key employees designated by the Committee. Bancorp and its subsidiaries have not yet designated the employees who are eligible to participate in the Option Plan but estimates that there will be fewer than twenty such employees. All of Bancorp's seven executive officers and all twelve outside directors will be eligible to participate in the Option Plan. The Committee has not determined the number, exercise price, or other terms of Options that will be granted under the Option Plan.

     Options may be either incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code (the "Code"), or options that are not ISOs ("Non-ISOs"). Directors who are not employees are not eligible to receive ISOs.

     FINANCIAL EFFECTS OF OPTIONS. Bancorp will receive no monetary consideration for the granting of Options under the Option Plan. It will receive no monetary consideration other than the option price for shares of Common Stock issued to optionees upon the exercise of their Options. Under current accounting standards, recognition of compensation expense is not required when stock options are granted at the fair market value of the common stock on the date the option is granted. Stock options are considered, however, in the calculation of diluted earnings per share of Bancorp.

     SHARES AVAILABLE FOR GRANTS. The Option Plan reserves 400,000 authorized but unissued shares of Common Stock for issuance upon the exercise of Options. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by Bancorp, the Committee will adjust both the number and kind of shares of stock as to which Options may be Optioned under the Option Plan, the affected terms of all outstanding Options, and the aggregate number of shares of Common Stock remaining available for grant under the Option Plan. If Options expire, become unexercisable, or are forfeited for any reason without having been exercised, the shares of Common Stock subject to such Options will be available for the grant of additional Options under the Option Plan, unless the Option Plan has been terminated.

     DURATION OF THE OPTION PLAN AND GRANTS. The Option Plan has a term of 10 years from February 24, 1999, its effective date, after which date no Options may be granted under the Option Plan. The maximum term for an Option is 10 years from the date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the Common Stock on the date of grant. The expiration of the Option Plan, or a termination of the Option Plan by the Committee, will not affect any Option then outstanding.

     OPTIONS. The exercise price of Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding Common Stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all Option Plans of Bancorp and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. In the event that the fair market value per share of the Common Stock falls below the exercise price of previously granted Options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding Options and to issue new Options with an exercise price equal to the then current fair market price per share of the Common Stock.

     EXERCISE OF OPTIONS. The exercise of Options will be subject to terms and conditions established by the Committee in written agreements between the Committee and the optionees. An ISO will cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the Option
Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death. Unless the written agreement provides otherwise, an unexpired Non-ISO will cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the Option Plan) or removal from the Board or the Bank's Board, (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death. All unexpired Options become immediately exercisable upon the optionee's death or permanent and total disability. In no event, however, will any Option be exercisable after its expiration date. Options may not be exercised for fractional shares of Common Stock or prior to the optionee's satisfaction of any income tax withholding requirements.

     A participant may exercise Options only by written notice of intent to exercise the Option with respect to a specified number of shares of Common Stock, and payment to Bancorp in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the exercise price for the number of shares for which the Option is being exercised. Common Stock used to pay the exercise price for Options will be valued at its market value at the date of exercise.

     CHANGE IN CONTROL. All Options become immediately exercisable and fully vested upon a change in control or receipt of an offer to effect a change in control. At that time, the Committee may grant the optionee the right to receive a cash payment in an amount equal to the excess of the market value of the shares subject to such Option over the exercise price of the Option, except that in no event may an Option be exchanged for cash within the six-month period following the date of its grant. If there is a liquidation or dissolution of Bancorp, (ii) a merger or consolidation in which Bancorp is not the surviving entity; or (iii) the sale or disposition of all or substantially all of Bancorp's assets, then the all outstanding Options must be surrendered in return for options for shares of the acquiring company, shares of the acquiring company with a market value equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, or cash equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, as determined by the Committee.

     A change in control under the Option Plan means any one of the following events: (1) the acquisition of ownership or control of 25% or more of any class of voting securities of Bancorp or the Bank; (2) the exercise of a controlling influence over the management or policies of the Bank or Bancorp by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or (3) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of Bancorp or the Bank during any period of two consecutive years. A change in control does not include acquisition of ownership or control of voting securities of Bancorp by an employee benefit Option Plan sponsored by Bancorp or the Bank; acquisition of voting securities by Bancorp through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to Bancorp in a reorganization, such as a re-incorporation, that does not have the purpose or effect of significantly changing voting power or control. Continuing directors are those individuals who were directors at the Effective Date of the Option Plan and those other individuals whose election or nomination for election as a director was approved by a vote of at least two-thirds of the continuing directors then in office. An offer to effect a change in control means any offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, 25% or more of any class of voting securities of Bancorp for value. The decision of the Committee as to whether a change in control has occurred or an offer to effect a change in control has been received is conclusive and binding.

     Although these provisions are included in the Option Plan primarily for the protection of an employee-optionee in the event of a change in control of Bancorp, they may also be regarded as having a takeover defensive effect, which may reduce Bancorp's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

     NONTRANSFERABILITY. ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations order. Non-ISO's may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

     CONDITIONS ON ISSUANCE OR SALE OF SHARES. The Committee has the authority to impose restrictions on shares issued under the Option Plan that it deems appropriate or desirable, including the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. The Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or grantee make certain representations or warranties. In addition, no shares that have been acquired upon exercise of an Option may be sold or otherwise disposed of (except by gift or upon death) before the end of a six-month period that begins on the date the Option was granted.

     AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board of Directors may from time to time amend the terms of the Option Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the Option Plan. Shareholder approval is required for an amendment that would increase the number of shares subject to the Option Plan or that would extend the term of the Option Plan. No amendment, suspension or termination of the Option Plan will, without the consent of any affected holders of an Option, alter or impair any rights or obligations under the Option.

FEDERAL INCOME TAX CONSEQUENCES

     ISOS. An employee recognizes no taxable income upon the grant of ISOs. If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a "disqualifying disposition." In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

     Bancorp will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, Bancorp will be entitled to deduct an equivalent amount.

     NON-ISOS. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. Bancorp will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

     As of the date of the Annual Meeting, no Options have been granted to any person under the Option Plan and the amounts to be received by Mr. Hollar, all current executive officers as a group, all directors as a group, and all employees, including all current officers who are not executive officers, as a group cannot be determined at this time.

RECOMMENDATION AND VOTE REQUIRED

     The Board of Directors has determined that the Option Plan is desirable, cost effective, and produces incentives that will benefit Bancorp and its stockholders. The Board of Directors is seeking stockholder approval of the Option Plan in order to satisfy the requirements of the Code for favorable tax treatment of incentive stock options, to exempt certain option transactions from the short-swing trading rules of the Securities and Exchange Commission, and to satisfy the rules of the National Association of Securities Dealers, Inc. for continued listing of the Common Stock on the Nasdaq National Market.

     Approval of the Option Plan requires the favorable vote of a majority of the votes represented at the Annual

Meeting (assuming a quorum of a majority of the outstanding shares of Common Stock is present). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE OPTION PLAN.

                             SHAREHOLDER PROPOSALS

     From time to time, individual shareholders may wish to submit proposals that they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in Bancorp's annual proxy materials. Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders may be eligible for inclusion in Bancorp's proxy materials for that Annual Meeting if they received by Bancorp at its executive offices not later than November 20, 1999.

     In addition, Bancorp's Bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by Bancorp not less than thirty nor more than ninety days prior to the date of the meeting; provided, however, that if less than forty-five days notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the fifteenth day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the Bylaws concerning the shareholder and the business proposed to be brought before the meeting.

     Shareholders also may nominate candidates for director, provided that such nominations are made in writing and received by Bancorp at its executive offices not later than December 20, 1999. The nomination should be sent to the attention of Bancorp's Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years, home and office addresses and telephone numbers, and a signed representation to timely provide all information requested by Bancorp for preparation of its disclosures regarding the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish Bancorp with copies of all Forms 3, 4, and 5 they file.

     Based solely on Bancorp's review of the copies of such forms it has received and written representations from certain reporting persons, Bancorp believes that all its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during 1998.

                             INDEPENDENT AUDITORS

     The Board of Directors anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of Bancorp for the year ending December 31, 1999. Stegman & Company has served as independent auditors for Bancorp and its subsidiary and predecessor, Sandy Spring National Bank of Maryland, without interruption for many years. Stegman & Company has advised Bancorp that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with Bancorp and its subsidiaries other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting, will have the opportunity to make a statement, and will also be available to respond to appropriate questions.

                        ACTION WITH RESPECT TO REPORTS

     Action taken at the Annual Meeting to approve the minutes of the 1998 Annual Meeting of Shareholders does not constitute approval or disapproval of any of the matters referred to in those minutes.

                                    By order of the Board of Directors

                                    /s/ MARJORIE S. HOLSINGER

                                    Marjorie S. Holsinger
                                    Corporate Secretary

Dated: March 15, 1999

                                   EXHIBIT A

                             SANDY SPRING BANCORP

                            1999 STOCK OPTION PLAN


1.   PURPOSE OF THE PLAN.

     The purpose of this Sandy Spring Bancorp 1999 Stock Option Plan (the "Plan") is to advance the interests of Sandy Spring Bancorp, Inc. ("Bancorp") by providing directors and selected key employees of the Bank, Bancorp, and their affiliates with the opportunity to acquire shares of Bancorp's common stock. By encouraging stock ownership, Bancorp seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of Bancorp, the Bank and their affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

     The Plan is intended to replace the Sandy Spring Bancorp 1992 Stock Option Plan (the "1992 Plan") upon this Plan's approval by shareholders of Bancorp. Options issued under the 1992 Plan will continue in effect and will be subject to the requirements of the 1992 Plan, but no new options will be granted under the 1992 plan after this Plan is approved by shareholders.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, confers on any person any right to continue in the employ of Bancorp. The right of Bancorp, the Bank, or any of their affiliates to terminate the employment of an Employee is not limited by the Plan or by any Option granted pursuant to the Plan unless such right is specifically described by the terms of any such Option.

2.   DEFINITIONS.

     (a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of Bancorp as such terms are defined in Section 424(e) and
     (f), respectively, of the Code.

     (b) "Agreement" means a written agreement entered into in accordance with Paragraph 5(c).

     (c)  "Bank" means the Sandy Spring National Bank of Maryland.

     (d)  "Board" means the Board of Directors of Bancorp.

     (e) "Change in Control" means any one of the following events occurring after the Effective Date: (1) the acquisition of ownership of, power to vote, or control of 25% or more of any class of voting securities of Bancorp or the Bank; (2) the exercise of a controlling influence over the management or policies of the Bank or Bancorp by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (3) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of Bancorp or the Bank (the "Company Board") during any period of two consecutive years. A "change in control" does not include acquisition of ownership of, control of or power to vote voting securities of Bancorp by an employee benefit plan sponsored by Bancorp or the Bank; acquisition of voting securities by Bancorp through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to Bancorp in a reorganization, such as a re-incorporation, that does not have the purpose or effect of significantly changing voting power or control. For purposes of this definition, only, "Continuing Directors" includes only those individuals who were members of Bancorp Board at the Effective Date and those other individuals whose election or nomination for election as a member of Bancorp Board was approved by a vote of at least two-thirds of the Continuing Directors then in office, and "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(f)  "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

     (h) "Common Stock" means the common stock, par value $1.00 per share, of Bancorp.

     (i)  "Company" means Sandy Spring Bancorp, Inc., a Maryland corporation.

     (J) "Continuous Service" means the absence of any interruption or termination of employment by Bancorp or any present or future Affiliate. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Bancorp or in the case of transfers between locations of Bancorp or among Bancorp, the Bank, or any other Affiliate.

     (k)  "Director" means any member of the Board of Directors of Bancorp.

     (l)  "Effective Date" means the date specified in Paragraph 14 hereof.

     (m) "Employee" means any person employed by Bancorp or by the Bank or any other present or future Affiliate.

     (n) "Exercise Price" means the price per Optioned Share at which an Option may be exercised.

     (o) "ISO" means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (p) "Market Value" means the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (q) "Non-Employee Director" means any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-Employee Director" within the meaning of Rule 16b-3.

     (r) "Non-ISO" means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO.

     (s) "Offer to Effect a Change in Control" means any offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, 25% or more of any class of voting securities of Bancorp for value. The decision of the Committee as to whether an Offer to Effect a Change in Control has been made shall be conclusive and binding.
     (t) "Option" means an option to purchase Shares, granted by the Committee pursuant to this Plan, whether the option is an ISO or a Non-ISO.

     (u) "Optioned Shares" means Shares subject to an Option granted pursuant to this Plan.

     (v) "Optionee" means any person who receives an Option pursuant to this Plan.

     (w) "Outstanding Shares" means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by Bancorp.

     (x) "Parent" shall mean any present or future corporation that would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.
     (y) "Plan" means the Sandy Spring Bancorp 1999 Stock Option Plan.

     (z) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act").
     (aa) "Share" shall mean a share of Common Stock.

     (bb) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.

     (cc) "Transaction" means (i) the liquidation or dissolution of Bancorp,
     (ii) a merger or consolidation in which Bancorp is not the surviving entity; or (iii) the sale or disposition of all or substantially all of Bancorp's assets.

3.   TERM OF THE PLAN AND OPTIONS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date unless sooner terminated pursuant to Paragraph 17. No Option may be granted under the Plan after ten years from the Effective Date.

     (b) Term of Options. The Committee shall establish the term of each Option granted under the Plan. No Option may have a term that exceeds 10 years. No ISO granted to an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted may have a term that exceeds five years.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Except as otherwise required by Paragraph 11, the aggregate number of Shares deliverable upon the exercise of Options pursuant to the Plan shall not exceed 400,000 Shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Maryland law.

     (b) If Options should expire, become unexercisable, or be forfeited for any reason without having been exercised in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

5.   ADMINISTRATION OF THE PLAN.

     (a) Composition of Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) Directors appointed by the Board. Members of the Committee may be Employee Directors or Non-Employee Directors, and shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Optionees and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between Bancorp and the Optionee, and every Optionee, upon acceptance of such Agreement, shall be bound by the
terms and restrictions of the Plan and of such Agreement.   The terms of each
such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of Bancorp and to cause them to be delivered to the recipients of Options.

     (d) Effect of the Committee's Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by Bancorp in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under Bancorp's Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

6.   GRANT OF OPTIONS.

     (a) General Rule. The Committee, in its sole discretion, may grant ISO's or Non-ISOs to Employees of Bancorp or its Affiliates and may grant Non-ISOs to Directors or directors of Affiliates.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of Bancorp or any present or future "parent" or "Subsidiary" of Bancorp) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.   EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of Bancorp's Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     (c) Reissuance of Options. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options with the consent of the Optionee and to grant new Options at a lower Option Price equal to the then fair market value per share of Common Stock in the event that the fair market value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the Option Price of such Options.

8.   EXERCISE OF OPTIONS.

     (a) Generally. Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. An Optionee may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to Bancorp (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of Bancorp at Bancorp's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Optionee's death or Permanent and Total Disability.

     (d) Period of Exercisability-ISOs. An ISO may be exercised by an Optionee only while the Optionee is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and Bancorp or any Affiliate (and, in the absence of any such agreement, means termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee's rights to exercise such ISO shall expire on the date of such termination;

          (2) Death, then an ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

          (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then an ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

     (e) Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by an Optionee only while such Optionee is an Employee, a Director, or a director of an Affiliate, or within three months after termination of such service (but not later than the date on with the Option would otherwise expire), except if the Optionee's service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and Bancorp or any Affiliate (and, in the absence of any such agreement, means termination because of the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee's rights to exercise such Non-ISO shall expire on the date of such termination; or

          (2) Removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, then the Optionee's rights to exercise such Non-ISO shall expire on the date of such removal.

          (3) Death, then a Non-ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution or otherwise shall have transferred pursuant to this Plan;

          (4) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then a Non-ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

     (f) Effect of the Committee's Decisions. The Committee's determination whether an Optionee's Continuous Service or service as a Director or director of an Affiliate has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

9.   CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan than the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

     (b) Special Circumstances. The inability of Bancorp to obtain approval from any regulatory body or authority deemed by Bancorp's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve Bancorp of any liability with respect to the non-issuance or sale of such Shares. As a condition to the exercise of an Option, Bancorp may require the person exercising the Option to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

10.  RESTRICTIONS ON SALE OF SHARES

     (a) Six-Month Restriction. Shares of Common Stock that have been acquired upon exercise of an Option may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the Option was granted. This restriction is in addition to any other restriction imposed by this Plan or by the Committee pursuant to this Plan.

     (b) Exceptions. The six-month restriction imposed by subparagraph (a) shall not apply to dispositions by bona fide gifts or to transfers by will or the laws of descent or distribution.

11.   EFFECT OF CHANGES IN CONTROL AND CHANGES IN COMMON STOCK SUBJECT TO THE
PLAN.

(a)            Effects of Change in Control.

          (1) Notwithstanding the provisions of any Option that provides for its exercise or vesting in installments, all Options shall be immediately exercisable and fully vested upon a Change in Control or the receipt of an Offer to Effect a Change in Control.

          (2) At the time of a Change in Control or receipt of an Offer to Effect a Change in Control, the Optionee shall, at the sole and absolute discretion of the Committee, be entitled to receive a cash payment in an amount equal to the excess of the Market Value of the Shares subject to such Option over the Exercise Price of such Option, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant. For purposes of calculating this payment, the Market Value shall be the Market Value at the date of the Change in Control or the highest Market Value in the five trading days after public announcement of an Offer to Effect a Change in Control, as determined by the Committee.

          (3) In the event there is a Transaction, all outstanding Options shall be surrendered. With respect to each Option so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Option so surrendered shall receive--

               (A) For each Share then subject to an outstanding Option, an Option for the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

               (B) The number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

               (C) A cash payment (from Bancorp or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option.

          (4) The decision of the Committee as to whether a Change in Control has occurred, or an Offer to Effect a Change in Control has been made shall be conclusive and binding.

     (b) Recapitalizations, Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of Bancorp which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by Bancorp.

     (c)  Special Rule for ISOs.  Any adjustment made pursuant to subparagraphs
(a)(3)(A) or (b) of this Paragraph shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, an Optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by Bancorp or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

12.  NON-TRANSFERABILITY OF OPTIONS.

     (a) ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

     (b) Non-ISO's may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option and the Effective Date. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

14.  EFFECTIVE DATE. The Plan shall be effective as of                    ,
1999. Option grants may be made before approval of the Plan by the shareholders of Bancorp, if the exercise of Options is conditioned upon shareholder approval of the Plan.

15. APPROVAL BY SHAREHOLDERS. The Plan shall be approved by shareholders of Bancorp within twelve (12) months before or after the Effective Date.

16. MODIFICATION OF OPTIONS. At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on the Optionee by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

17. AMENDMENT AND TERMINATION OF THE PLAN. The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Paragraph 4 or to extend the term of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

18. RESERVATION OF SHARES. During the term of the Plan, Bancorp will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

19. WITHHOLDING TAX. Bancorp's obligation to deliver Shares upon exercise of Options (or such earlier time that the Optionee makes an election under Section 83(b) of the Code) shall be subject to the Optionee's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Optionee to satisfy the obligation, in whole or in part, by irrevocably electing to have Bancorp withhold Shares, or to deliver to Bancorp Shares that the Optionee already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to Bancorp, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, Bancorp may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20. NO EMPLOYMENT OR OTHER RIGHTS. In no event shall eligibility to be granted an Option or the grant of an Option create or be deemed to create any legal or equitable right of a Director, Employee, director of any Affiliate, or any other party to continue service with Bancorp, the Bank, or any other Affiliate. No person shall have a right to be granted an Option or, having received an Option, the right to be granted an additional Option.

21. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

22. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon Bancorp's successors and assigns.

                                    * * * *

                                REVOCABLE PROXY
                          SANDY SPRING BANCORP, INC.

--------------------------------------------------------------------------------
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 14, 1999

--------------------------------------------------------------------------------

     The undersigned hereby constitutes and appoints Susan D. Goff and Gilbert
L. Hardesty and each of them the proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Wednesday, April 14, 1999 at 3:00 p.m. Eastern Time, or at any adjournment thereof, and to vote all the shares of stock of Bancorp which the undersigned may be entitled to vote, upon the following matters:

                                                       FOR       WITHHOLD
                                                       ---       --------
  1.  The election as directors of all nominees
      listed below (except as marked to the
      contrary below).                                 ____        ____

      John Chirtea
      Joyce R. Hawkins
      Hunter R. Hollar
      Thomas O. Keech

      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THE NOMINEE'S NAME ON THE LINE BELOW.

      ___________________________

  2.  To approve the Sandy Spring Bancorp 1999         FOR    AGAINST   ABSTAIN
      Stock Option Plan

                                                       ___    _______   _______

  3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AS SHOWN IN ITEM I.

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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF
NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE SANDY SPRING BANCORP 1999 STOCK OPTION PLAN, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies previously given. This proxy may be revoked at any time prior to its exercise.

                                      __________________________________________
                                    Signature                              Date

                                      __________________________________________
                                    Signature                              Date

                                      __________________________________________
                                    Signature                              Date

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title. If the shareholder is a corporation, please provide the full name of the corporation and the name and title of the signing, duly appointed officer. If shares are held jointly, each holder should sign.

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------